Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement of Productivity Technologies Corp. on Form S-1 of our report dated August 29, 2003 (except as to
Note 5, which is dated as of December 22, 2003) appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/  FOLLMER RUDZEWICZ PLC

Southfield Michigan
July 22, 2004